UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10935 Vista Sorrento Parkway, Suite 250, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 31, 2012, Somaxon Pharmaceuticals, Inc. (“Somaxon”) held its Annual Meeting of Stockholders. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.	To elect the following two directors for a three-year term to expire at the 2015 Annual Meeting of Stockholders:

DIRECTOR NAME	SHARES VOTED FOR	VOTING AUTHORITY WITHHELD	BROKER NON-VOTE
Terrell A. Cobb	14,454,605	403,742	21,909,777

Erle T. Mast	14,431,143	427,204	21,909,777

In accordance with the above result, each nominee was elected to serve as a director.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Somaxon’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

FOR	AGAINST	ABSTAIN	BROKER NON VOTE
35,766,025	939,118	62,981	0

In accordance with the above results, the ratification of PricewaterhouseCoopers LLC was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: June 4, 2012

	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel